                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            RE CAPITAL CORPORATION
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            RE CAPITAL CORPORATION
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                PROXY STATEMENT

                             RE CAPITAL CORPORATION
                               TWO STAMFORD PLAZA
                                 P.O. BOX 10148
                        STAMFORD, CONNECTICUT 06904-2148

                ------------------------------------------------

                         ANNUAL MEETING -- MAY 18, 1994

                ------------------------------------------------

To the Shareholders of Re Capital Corporation:

     You are cordially invited to attend the Annual Meeting of your Corporation to be held at 10:00 a.m. on Wednesday, May 18, 1994 at The Landmark Club, One Landmark Square, Stamford, Connecticut.

     A report on the current affairs of the Corporation will be presented at the meeting and shareholders will have an opportunity for questions and comments.

     It is requested that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

     Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     We are grateful for your assistance and express our appreciation in advance.

                                          Sincerely yours,

                                          JAMES E. ROBERTS
                                          President and Chief
                                          Executive Officer

April 8, 1994

                             RE CAPITAL CORPORATION

                               TWO STAMFORD PLAZA
                                 P.O. BOX 10148
                        STAMFORD, CONNECTICUT 06904-2148
    ------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1994
    ------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RE CAPITAL CORPORATION (the "Company") will be held at The Landmark Club, One Landmark Square, Stamford, Connecticut, on Wednesday, May 18, 1994, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect three (3) directors to hold office until the 1997 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified; and one (1) director to hold office until the 1996 Annual Meeting of Shareholders and until his successor has been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young, independent public accountants, as the Company's auditors for the ensuing year; and

     3. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 4, 1994 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke the proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may vote in person if you wish.

                                             By order of the Board of Directors,

                                                          CONOR D. REILLY,
                                                             Secretary

Stamford, Connecticut
April 8, 1994

IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE MEETING
           DATE IS MAY 18, 1994.

                                PROXY STATEMENT

                             RE CAPITAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1994

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Re Capital Corporation (the "Company") of proxies from holders of the Company's common stock, par value $.10 per share (the "Common Stock"). The proxies will be voted at the Annual Meeting of Shareholders to be held on May 18, 1994 at 10:00 a.m., Eastern Daylight Savings Time, at The Landmark Club, One Landmark Square, Stamford, Connecticut, and at any adjournment or adjournments thereof (the "Annual Meeting").

     The mailing address of the Company is Two Stamford Plaza, P.O. Box 10148, Stamford, Connecticut 06904-2148 (telephone no. (203) 977-6100). The Proxy Statement and the accompanying Proxy are being first transmitted to shareholders of the Company on or about April 8, 1994.

     The Board has fixed the close of business on April 4, 1994 as the record date (the "Record Date") for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 7,045,875 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, other than the 123,000 shares of Common Stock issued under the Company's Restricted Stock Incentive Compensation Plan which, by the terms of that plan, may not be voted until the restrictions on such shares expire or are lifted. The presence, in person or by proxy, of the holders of a majority of such outstanding shares (i.e. 3,522,938 shares) is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited by mail. The Company also intends to make, through bankers, brokers or other persons, a solicitation of beneficial holders of Common Stock.

     At the Annual Meeting, shareholders of the Company will be asked (i) to elect three directors to serve on the Board for three (3) years and one director to serve on the Board for two (2) years and (ii) to ratify the appointment of Ernst & Young, independent public accountants, as the Company's auditors for the year ending December 31, 1994.

     Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     A copy of the Company's Annual Report for the year ended December 31, 1993 is being mailed to shareholders together with this Proxy Statement. The financial statements of the Company for the year ended December 31, 1993 contained in such Annual Report and the Management's Discussion and Analysis of Financial Condition and Results of Operations for the three years ended December 31, 1993 are specifically incorporated herein by reference and made a part hereof.

                          SOLICITATION AND REVOCATION

     PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are officers of the Company. A shareholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person's name in the blank space provided in the enclosed Form of Proxy, or by completing another form of proxy and, in either case, delivering the completed Proxy to the Secretary of the Company at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the shareholder appointing some other person to represent him to inform such person of this appointment.

     Shares of Common Stock represented at the Annual Meeting by a properly executed and returned Proxy will be voted at the Annual Meeting in accordance with instructions noted thereon, or if no instructions are noted, the Proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. If a shareholder appoints a person other than the persons named in the Form of Proxy to represent him, such person will vote the shares in respect of which he is appointed proxy holder in accordance with the directions of the shareholder appointing him. A submitted Proxy is revocable by a shareholder at any time prior to it being voted provided that such shareholder gives written notice to the Secretary of the Company at or prior to the Annual Meeting that such shareholder intends to vote in person or by submitting a subsequently dated Proxy. Attendance at the Annual Meeting by a shareholder who has given a Proxy shall not in and of itself constitute a revocation of such Proxy.

     Proxies will be solicited initially by mail. Further solicitation may be made by officers and regular employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated that said costs will be nominal.

                   OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock owned on March 22, 1994 (i) by each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) by each of the Company's directors, and (iii) by all directors and executive officers of the Company as a group. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned, and investment and voting power is held, solely by the persons named as owners.

     In July 1993, the Company issued $69,000,000 of 5.5% convertible debentures due August 1, 2000 (the "Debentures"). The Debentures are convertible into shares of Re Capital common stock at $17.1875 per share. Holders of the Debentures are required to include shares of Common Stock issuable upon conversion of the Debentures in the calculation of the number of shares of Common Stock beneficially owned by them. Accordingly, beneficially owned shares reported may include shares of Common Stock issuable upon the conversion of the Debentures.

                                                                          AMOUNT OF
                                                                          BENEFICIAL    PERCENT
                            BENEFICIAL OWNER                              OWNERSHIP     OF CLASS
- ------------------------------------------------------------------------  ---------     --------
John Deere Insurance Group, Inc.
  John Deere Road
  Moline, Illinois 61265 (1)............................................  3,086,998       43.81%
The TCW Group, Inc.
  865 South Figueroa Street
  Los Angeles, CA 90017 (2).............................................    771,270        9.98%
Norwest Corporation
  1200 Peavey Building
  Minneapolis, Minnesota 55479 (3)......................................    470,000        6.67%
Donald E. Chisholm (4)..................................................    236,465        3.28%
George G. D'Amato, Jr. (5)..............................................     10,047        *
Harold R. Hiser, Jr. ...................................................      2,000        *
Dennis E. Hoffmann (6)..................................................      2,500        *
Jean R. Perrette........................................................          0        *

                                                                          AMOUNT OF
                                                                          BENEFICIAL    PERCENT
                            BENEFICIAL OWNER                              OWNERSHIP     OF CLASS
- ------------------------------------------------------------------------  ---------     --------
James E. Roberts (7)....................................................    166,460        2.32%
Maurice W. Slayton......................................................      3,000        *
R. Richard Mueller (8)..................................................      8,849        *
Molly P. Sanders (9)....................................................     44,694        *
Stephen B. Slade (10)...................................................     83,331        1.17%
David C. Smith (11).....................................................    142,603        1.99%
All directors and executive officers of the Company as a group
  (12 persons) (4)(5)(6)(7)(8)(9)(10)(11)(12)...........................    700,149        9.28%

- ------------

*     Less than one percent of issued and outstanding Common Stock.

 (1) Dennis E. Hoffmann, Chairman of the Board of Directors of the Company, is President and a Director of John Deere Insurance Group, Inc. Conor D. Reilly, Secretary of the Company, and George G. D'Amato, Jr., a director of the Company, are directors of John Deere Insurance Group, Inc. Does not include 2,500 shares owned by Mr. Hoffmann.

 (2) The TCW Group, Inc. holds the shares through its subsidiary which is an affiliate of TCW Asset Management Company, an investment advisor under the 1940 Act. Consists of 88,000 shares of Common Stock and Debentures convertible into 683,270 shares of Common Stock.

 (3) 235,000 shares of Common Stock are owned by Norwest Growth Fund, Inc., a wholly-owned subsidiary of Norwest Corporation. 235,000 shares of Common Stock are owned by Norwest Venture Partners, a limited partnership, the general partner of which consists of Norwest V.C. Partners, which itself is a general partnership consisting of certain individuals and Norwest Investors, Inc., a wholly-owned subsidiary of Norwest Corporation. All of the individual general partners of Norwest V.C. Partners are officers or employees of Norwest Venture Capital Management, Inc., a wholly-owned subsidiary of Norwest Corporation.

 (4) Includes options to purchase 167,102 shares of Common Stock which are currently exercisable; does not include stock appreciation rights with regard to 17,687 shares of Common Stock which upon exercise are payable by the Company in cash and/or Common Stock at the Company's election.

 (5) Does not include shares held by John Deere Insurance Group, Inc. See note
     (1). Mr. D'Amato disclaims beneficial ownership of such shares.

 (6) Does not include shares held by John Deere Insurance Group, Inc. See note
     (1). Mr. Hoffmann disclaims beneficial ownership of such shares.

 (7) Includes options to purchase 124,120 shares which are presently exercisable; does not include options to purchase 3,893 shares which vest in 1995; includes 25,000 restricted shares.

 (8) Includes options to purchase 849 shares which are presently exercisable; does not include options to purchase 283 shares which vest in 1995; includes 8,000 restricted shares.

 (9) Includes options to purchase 31,550 shares which are presently exercisable; does not include options to purchase 10,458 shares which vest through 1995; includes 12,000 restricted shares.

(10) Includes options to purchase 65,195 shares which are presently exercisable; does not include options to purchase 11,046 shares which vest through 1995; includes 16,000 restricted shares.

(11) Includes options to purchase 107,063 shares which are presently exercisable; does not include options to purchase 3,397 shares which vest in 1995; includes 17,500 restricted shares.

                                         (Footnotes continued on following page)

(12) Includes 200 shares owned jointly by Conor D. Reilly and his wife, as to which shares Mr. Reilly has shared voting and dispositive power. Does not include shares held by John Deere Insurance Group, Inc. See note (1). Mr. Reilly disclaims beneficial ownership of such shares.

SHAREHOLDER APPROVAL

     The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of directors and the ratification of the choice of Ernst & Young as the Company's auditors for 1994. Shareholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Because approval of the ratification of the choice of Ernst & Young as the Company's auditors for 1994 requires the approval of a majority of the shares present in person or by proxy, abstentions will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the choice of Ernst & Young as the Company's auditors for 1994. John Deere Insurance Group, Inc., which owns approximately 44% of the outstanding shares of Common Stock, has indicated that it intends to vote for the proposed slate of directors and for ratification of the choice of Ernst & Young. Therefore, it is extremely unlikely that the votes of the other shareholders of the Company will lead to a different result on either matter.

CHANGE IN CONTROL

     The Company knows of no arrangements, including any pledge by any person of securities of the Company or of its shareholders, the operation of which, at a subsequent date, will result in a change of control of the Company. The Company, in preparing the disclosures in this Proxy Statement, has relied on public documents, namely Statements on Schedules 13D and 13G, as delivered to the Company, filed with the Securities and Exchange Commission.

ABSENCE OF DISSENTERS' OR APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation Law, shareholders of the Company have the right to dissent from certain corporate actions. In such cases, dissenting shareholders are entitled to have their shares appraised and paid the fair value of their shares provided that certain procedures perfecting their rights are followed. In the opinion of counsel, the proposals described in this Proxy Statement do not entitle a shareholder to exercise any such dissenters' or appraisal rights. Accordingly, shareholders who do not approve of any of the proposals contained in this Proxy Statement will not be entitled to exercise any dissenters' or appraisal rights.

OTHER MATTERS

     The Board knows of no matters to be brought before the Annual Meeting other than the matters set forth above. However, should any other matters properly come before the meeting, the persons named in the accompanying Form of Proxy will vote or refrain from voting thereon in their discretion.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide for the Company to have not less than three nor more than twelve directors. The following seven persons are currently serving as directors of the Company: Donald E. Chisholm, George G. D'Amato, Jr., Harold R. Hiser, Jr., Dennis E. Hoffmann, Jean R. Perrette, James E. Roberts and Maurice W. Slayton. The Company's Board of Directors is classified. Messrs. Hoffmann and Slayton are serving as Class III directors; their terms expire at the 1995 annual meeting of shareholders. Messrs. D'Amato, Perrette and Roberts are serving as Class II directors; their terms expire at the 1994 annual meeting of shareholders. Messrs. Chisholm and Hiser are serving as Class I directors; their terms expire at the 1996 annual meeting of shareholders. Messrs. D'Amato, Roberts and Richard R. West have been nominated for election as Class II directors; if so elected, their terms would expire at the 1997 annual meeting of shareholders. Mr. Perrette has been nominated for election as a Class I director; if so elected, his term would expire at the 1996 annual meeting of shareholders. The proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the election of GEORGE G. D'AMATO, JR., JAMES E. ROBERTS, RICHARD R. WEST AND JEAN R. PERRETTE unless such authority is withheld as provided in the proxy. The Company has no reason to believe that any of the foregoing nominees is not available or will not serve if elected, although in the unexpected event that any such nominees should become unavailable to serve as director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated.

NOMINEES

     The following information as at March 22, 1994 is provided with respect to each nominee for election to the Board of Directors of the Company:

       NAME, AGE AND OTHER POSITION,                        PRINCIPAL OCCUPATION
          IF ANY, WITH REGISTRANT                          DURING PAST FIVE YEARS
- --------------------------------------------    --------------------------------------------
George G. D'Amato, Jr., 69..................    Served as director of the Company since May
  Member of Audit Committee of the Board        1991; has been a senior partner in the law
                                                  firm of D'Amato & Lynch since before 1989.
                                                  Mr. D'Amato was required to file a Form 5
                                                  with regard to his holdings of Common
                                                  Stock in February 1994; such report was
                                                  not filed until April 1994.

Jean R. Perrette, 62........................    Served as director of the Company since
  Chairman of Audit Committee of the Board;     1986; has been President and a director of
  Member of Investment Committee of the           Worms & Co., Inc., an investment banking
  Board.                                          firm since before 1989; since before 1989
                                                  has also served as a director, Chairman
                                                  and/or President of certain affiliates of
                                                  Worms. Mr. Perrette is also a director of
                                                  Worth Corporation and Mr. Coffee, Inc.

James E. Roberts, 48........................    Served as director of the Company since
  President and Chief Executive Officer of      January 1989 and as a Senior Vice President
  the Company; Chairman of Investment             of the Company from May 1986 to March 1991
  Committee of the Board; Member of               and as its President since March 1991;
  Executive Committee and Nominating              Chief Executive Officer of the Company
  Committee of the Board; President, Chief        since March 1992.
  Executive Officer and Director of Re
  Capital Reinsurance Corporation and RCI
  Systems, Inc.

Richard R. West, 56.........................    Has been Professor of Finance at the New
                                                York University Leonard N. Stern School of
                                                  Business since before 1989 and also served
                                                  as dean of that school from 1984 to 1993.
                                                  Mr. West is also a director of Bowne &
                                                  Co., Inc., Smith Corona, Inc., Alexander's
                                                  Inc. and various investment companies
                                                  managed by Merrill Lynch Asset Management.

DIRECTORS

     Set forth below is certain information with respect to the directors of the Company who are not nominees for election at this Annual Meeting.

       NAME, AGE AND OTHER POSITION,                        PRINCIPAL OCCUPATION
          IF ANY, WITH REGISTRANT                          DURING PAST FIVE YEARS
- --------------------------------------------    --------------------------------------------
Donald E. Chisholm, 55......................    Served as director of the Company since 1986
  Vice Chairman of the Board and Member of      and as the Company's President and Chief
  Compensation Committee of the Board             Executive Officer from May 1986 to March
                                                  1991. He has been Vice Chairman of the
                                                  Board since March 1991.

Harold R. Hiser, Jr., 62....................    Served as director of the company since May
  Member of Investment Committee and Audit      1993; has been Executive Vice President and
  Committee of the Board                          Chief Financial Officer of Schering-Plough
                                                  Corporation, a pharmaceutical company,
                                                  since before 1989. Mr. Hiser is also a
                                                  director of John Hancock Sovereign
                                                  Investments, Inc. and John Hancock
                                                  Technology Series, Inc.

Dennis E. Hoffmann, 51......................    Served as director of the Company since May
  Chairman of the Board and of the Executive    1989 and as its Chairman of the Board since
  Committee and Nominating Committee of the       March 1991 and as its Chief Executive
  Board; Member of the Investment Committee       Officer from March 1991 to March 1992; has
  and Compensation Committee of the Board;        been President of John Deere Insurance
  Chairman of the Board of Directors of Re        Group since before 1989. Mr. Hoffmann is
  Capital Reinsurance Corporation.                also a director of First Moline Financial
                                                  Corp.

Maurice W. Slayton, 55......................    Served as director of the Company since 1986
  Chairman of the Compensation Committee of     and as the Company's Chairman from January
  the Board; Member of the Executive              1989 to March 1991; has been President and
  Committee, Investment Committee and             a director of Conning & Company, an
  Nominating Committee of the Board.              investment firm providing specialty
                                                  research, trading, consulting and fi-
                                                  nancial advisory services to the insurance
                                                  industry, since before 1989. Mr. Slayton
                                                  is also a director of Investors Insurance
                                                  Group, Tenant Risk Services, Inc., Arlberg
                                                  Holding Company, Inc., Robert Plan
                                                  Corporation, GAN National Insurance
                                                  Company, GAN North American Insurance
                                                  Company and PennCorp Financial Group, Inc.

EXECUTIVE OFFICERS

     Set forth below is certain information with respect to the executive officers of the Company and its subsidiaries who are not directors of the Company.1

                          NAME                    AGE                   POSITION
          ------------------------------------    ---     ------------------------------------
          R. Richard Mueller (1)..............    33      Treasurer, Vice President and
                                                          Chief Financial Officer
          Conor D. Reilly (2).................    42      Secretary
          Molly P. Sanders (3)................    39      Senior Vice President,
                                                          Re Capital Reinsurance Corporation
          Stephen B. Slade (4)................    36      Senior Vice President,
                                                          Re Capital Reinsurance Corporation
          David C. Smith (5)..................    49      Senior Vice President

- ------------

1   Dennis E. Hoffmann, Chairman and director, and James E. Roberts, President and director, are discussed above as directors.

(1) R. Richard Mueller has served as Treasurer of the Company since March 1992 and as its Vice President and Chief Financial Officer since September 1992; also is a Director, Vice President and Treasurer of

     Re Capital Reinsurance Corporation and is Treasurer of RCI Systems, Inc.; joined the Company as Controller of Re Capital Reinsurance Corporation in May 1991; prior to that from before 1989 was employed by the accounting firm of Coopers & Lybrand as an Audit Manager.

(2) Conor D. Reilly has served as the Company's Secretary since July 1986; also the Secretary of Re Capital Reinsurance Corporation and RCI Systems, Inc. Mr. Reilly has been a partner in the law firm of Gibson, Dunn & Crutcher from before 1989. Mr. Reilly also served as Vice Chairman of the Board of Directors of Memorex Telex Corporation N.V. from February 1992 to December 1992 and has been a director of John Deere Insurance Group, Inc. since August 1992.

(3) Joined Re Capital Reinsurance Corporation as a Second Vice President in June 1986; promoted to Vice President in January 1987; promoted to Senior Vice President in January 1992; has been a Director of Re Capital Reinsurance Corporation since October 1986.

(4) Joined Re Capital Reinsurance Corporation as a Second Vice President in June 1986; promoted to Vice President in January 1987; promoted to Senior Vice President in October 1989; has been a Director of Re Capital Reinsurance Corporation since October 1986.

(5) Has been Senior Vice President of the Company since May 1986; also a Director and Senior Vice President of Re Capital Reinsurance Corporation and a Director of RCI Systems, Inc. In April 1994 Mr. Smith filed a Form 4 relating to a purchase of shares of Common Stock which should have been filed in February 1987.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 1, 1987 the Company entered into underwriting and claims services agreements with John Deere Insurance Company ("JDIC"), an Illinois insurance company licensed to transact business in all fifty states of the United States. Pursuant to such agreements, JDIC appointed the Company as its underwriter and claims manager to act on its behalf and in its name in underwriting and servicing various lines of treaty reinsurance business. Under the original terms of the agreements, JDIC agreed to cede to the Company 92.5% of the casualty reinsurance business and 52.725% of the property reinsurance business written by the Company in its capacity as underwriter for JDIC. Effective January 1, 1988, the agreements were amended to provide for 92.5% cession of both property and casualty reinsurance business written on behalf of JDIC. The Company has also agreed to provide JDIC with a quota share participation of 7.5% in other reinsurance business written by the Company. The terms of the agreements as currently in effect limit the reinsurance premiums which may be written by the Company in its capacity as underwriter for JDIC to no more than $50 million gross written premium per year as customarily reported in conformity with the practices of the reinsurance business as conducted in the United States.

     On October 2, 1991, JDIC entered into a Note Purchase Agreement with the Company, providing for a $10,000,000 loan to the Company, bearing interest at a per annum rate of 8% and convertible, at the option of JDIC, into shares of Common Stock at a conversion price of $21.00 per share. The Company also granted to JDIC certain piggy-back registration rights with regard to such shares of Common Stock. In June 1993 the terms of the convertible note were amended to provide for (i) conversion at $17.00 per share and (ii) a reduction in the stated per annum interest rate to 5 1/2%. On June 15, 1993, JDIC converted the note into 588,235 shares of Common Stock.

     On June 9, 1993, John Deere Insurance Group, Inc. and Re Capital Reinsurance Corporation entered into a Right of First Acceptance Agreement which grants to Re Capital Reinsurance Corporation the opportunity to participate in the reinsurance of all business of the insurance company subsidiaries of John Deere Insurance Group, Inc.

     Dennis E. Hoffmann, Chairman of the Board of Directors of the Company, is President and a Director of John Deere Insurance Group, Inc., the parent of JDIC and a principal shareholder of the Company; see "Ownership of Voting Securities by Certain Beneficial Owners and Management." George G. D'Amato, Jr., a Director of the Company, and Conor D. Reilly, Secretary of the Company, are Directors of John Deere Insurance Group, Inc.

     On June 2, 1987, pursuant to an employment agreement between Donald E. Chisholm and the Company, the Company loaned $175,142 to Mr. Chisholm as an interest-free loan to pay some of the taxes incurred as a result of the Company's stock grant to Mr. Chisholm. On April 11, 1988, the Company loaned an additional $186,802 to Mr. Chisholm for the same purpose, also on an interest-free basis. Mr. Chisholm is Vice-Chairman and a director of the Company. $286,839 was the largest aggregate amount of indebtedness outstanding since January 1, 1993. $265,693 of the total amount loaned was outstanding as of March 15, 1994.

     The Company has an investment advisory agreement with Conning & Company ("Conning"), an investment firm providing specialty research, trading, consulting, underwriting and financial advisory services to the insurance industry. Pursuant to such agreement, Conning provides investment advice to Re Capital Reinsurance Corporation, the Company's wholly-owned subsidiary, for a fee equal to .15 percent of the market value of the first $200 million of its mean invested assets and .125 percent of the amount of such assets in excess of $200 million. In 1993, Conning was paid $426,755 pursuant to such agreement. The investment advisory agreement may be terminated by either party upon written notice. Maurice W. Slayton, a director of the Company, is President and Chief Executive Officer of Conning.

LEGAL COUNSEL

     Conor D. Reilly, Secretary of the Company, is a partner in the law firm of Gibson, Dunn & Crutcher, which serves as general counsel for the Company.

                               BOARD OF DIRECTORS

     There were four meetings of the Board of Directors of the Company in 1993. No incumbent director of the Company other than Harold R. Hiser, Jr. and Jean R. Perrette attended fewer than seventy-five percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served (during the periods that he so served).

     The Board has an Executive Committee, a Compensation Committee, a Nominating Committee, an Investment Committee and an Audit Committee.

     The Executive Committee exercises the powers of the Board during intervals between meetings of the Board. The Committee members are Dennis E. Hoffmann, Chairman, James E. Roberts and Maurice W. Slayton. The Executive Committee met once in 1993.

     The Compensation Committee reviews and approves the compensation of officers of the Company and administers the Long Term Incentive Plan and the Restricted Stock Incentive Compensation Plan. The Compensation Committee members are Maurice W. Slayton, Chairman, Donald E. Chisholm and Dennis E. Hoffmann. The Compensation Committee met twice in 1993.

     The Nominating Committee considers possible nominees for election to the Board. The Nominating Committee members are Dennis E. Hoffmann, Chairman, James
E. Roberts and Maurice W. Slayton. The Nominating Committee met once in 1993. The Nominating Committee will consider nominees recommended by shareholders. Nominations may be submitted in writing to Conor D. Reilly, Secretary, c/o Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166-0193.

     The Investment Committee supervises all investments of the funds of the Company and its subsidiaries. The Investment Committee members are James E. Roberts, Chairman, Harold R. Hiser, Jr., Jean R. Perrette, Dennis E. Hoffmann and Maurice W. Slayton. The Investment Committee met four times in 1993.

     The Audit Committee discusses audit and financial reporting matters with both the management and the Company's independent public accountants. The Audit Committee members are Jean R. Perrette, Chairman, George G. D'Amato, Jr. and Harold R. Hiser, Jr. The Audit Committee met twice in 1993.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                    ---------------------------------
                                                         ANNUAL COMPENSATION                AWARDS            PAYOUTS
                                                     ----------------------------   ----------------------    -------
                    (A)                        (B)     (C)        (D)       (E)        (F)           (G)        (H)        (I)
                                                                           OTHER
                                                                          ANNUAL    RESTRICTED                          ALL OTHER
                                                                          COMPEN-     STOCK        OPTIONS/    LTIP      COMPEN-
                                                      SALARY     BONUS    SATION     AWARD(S)       SARS      PAYOUTS   SATION(1)
        NAME AND PRINCIPAL POSITION           YEAR     ($)        ($)       ($)        ($)           (#)        ($)        ($)
- --------------------------------------------  -----  --------   -------   -------   ----------     -------    -------   ---------
JAMES E. ROBERTS............................   1993  $295,000   $53,000   $19,343    $378,125(2)   $     0      $ 0      $ 4,497
PRESIDENT &                                    1992  $275,000   $71,500   $18,122    $      0       15,570      $ 0      $ 4,364
CHIEF EXECUTIVE OFFICER                        1991  $239,166   $72,000        NR    $      0       58,060(3)   $ 0           NR

DAVID C. SMITH..............................   1993  $254,375   $46,000   $23,722    $264,688(2)   $     0      $ 0      $ 4,497
SENIOR VICE PRESIDENT                          1992  $239,083   $62,400   $20,922    $      0       13,588      $ 0      $ 4,364
                                               1991  $217,159   $65,400        NR    $      0       45,762(3)   $ 0           NR

R. RICHARD MUELLER..........................   1993  $117,208   $18,000   $   378    $121,000(2)   $     0      $ 0      $ 3,516
VICE PRESIDENT, CHIEF                          1992  $ 98,271   $22,350   $   373    $      0        1,132      $ 0      $ 1,610
FINANCIAL OFFICER & TREASURER                  1991  $ 52,462   $14,000        NR    $      0            0      $ 0           NR

MOLLY P. SANDERS............................   1993  $166,542   $30,000   $ 9,479    $181,500(2)   $     0      $ 0      $ 4,170
SENIOR VICE PRESIDENT, RE                      1992  $154,917   $40,600   $ 8,752    $      0        8,832      $ 0      $ 3,868
CAPITAL REINSURANCE CORPORATION                1991  $129,375   $29,250        NR    $      0       21,450(3)   $ 0           NR

STEPHEN B. SLADE............................   1993  $210,917   $38,000   $10,312    $242,000(2)   $     0      $ 0      $ 4,497
SENIOR VICE PRESIDENT, RE                      1992  $197,500   $51,400   $11,059    $      0       11,182      $ 0      $ 4,364
CAPITAL REINSURANCE CORPORATION                1991  $172,500   $51,750        NR    $      0       32,284(3)   $ 0           NR

- ---------------
NR: Not Required

(1) Consists of employer contributions to the Re Capital Corporation 401(k)
    Plan.

(2) There were 123,000 restricted stock shares granted in total as of December 31, 1993 with an aggregate value of $1,860,375. Dividends paid on these restricted stock shares, which are the same as those paid on the Company's unrestricted outstanding common shares, are held in escrow until the shares vest or otherwise become unrestricted, at which time they will be paid to the employees. Restricted stock shares will vest according to the following schedule based on the Company meeting a designated performance target described as the "Average of Book Value and Market Value Per Share of Common Stock".

                                     TIME FRAME                           TARGET
            ------------------------------------------------------------  ------
            Prior to 12/31/95...........................................  $25.00
            1996........................................................  $26.50
            1997........................................................  $28.00
            1998........................................................  $30.00
            1999........................................................  $32.00
            2000........................................................  $34.50
            2001........................................................  $37.00

     In the event that the designated performance targets above are not met, the restrictions on the shares will lapse on January 15, 2003.

(3) Options issued to Messrs. Roberts, Smith and Slade and Ms. Sanders in 1991 included stock options to replace SAR's granted in 1990 to each such individual. Therefore, for example, of Mr. Roberts' 58,060 stock options in 1991, 44,448 replaced SAR's granted in 1990 which were then cancelled and 13,612 options represented newly granted options or SAR's.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES


            (A)                   (B)               (C)                    (D)                         (E)
                                                                                                     VALUE OF
                                                                        NUMBER OF                  UNEXERCISED
                                                                       UNEXERCISED                 IN-THE-MONEY
                                                                     OPTIONS/SARS AT             OPTIONS/SARS AT
                                                                        FY-END(#)                  FY-END($)(1)
                            SHARES ACQUIRED                     --------------------------  --------------------------
           NAME             ON EXERCISE(#)   VALUE REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------- ---------------  -----------------  -----------  -------------  -----------  -------------
JAMES E. ROBERTS...........        0                $ 0           116,825        11,188      $ 130,398      $ 1,089
DAVID C. SMITH.............        0                $ 0           100,604         9,856        119,101          980
R. RICHARD MUELLER.........        0                $ 0               566           566             --           --
MOLLY P. SANDERS...........        0                $ 0            28,452        13,556         35,351          285
STEPHEN B. SLADE...........        0                $ 0            60,042        16,199         70,269          755

- ---------------
(1) Represents the difference between the closing price of the Company's Common Stock on December 31, 1993 and the exercise price of the options.

                               PENSION PLAN TABLE

                                    YEARS OF SERVICE
                 ------------------------------------------------------
REMUNERATION       15         20          25          30          35
- ------------     -------    -------    --------    --------    --------
   125,000        33,180     44,240      55,300      66,360      77,420
   150,000        40,680     54,240      67,800      81,360      94,920
   175,000        48,180     64,240      80,300      96,360     112,420
   200,000        55,680     74,240      92,800     111,360     115,641
   225,000        63,180     84,240     105,300     115,641     115,641
   250,000        66,432     88,576     110,720     115,641     115,641
   300,000        66,432     88,576     110,720     115,641     115,641
   400,000        66,432     88,576     110,720     115,641     115,641
   450,000        66,432     88,576     110,720     115,641     115,641
   500,000        66,432     88,576     110,720     115,641     115,641

     This table shows the benefits payable to employees of the Company pursuant to the Company's pension plan. The amounts shown represent annual cash amounts payable to employees. Five employees of the Company (including James E. Roberts and David C. Smith, whose pension benefits are described below) are parties to contracts with the Company which entitle them to pension benefits in excess of what they would be entitled to receive under the Company's pension plan, so that the table does not reflect their anticipated pension benefits.

     The compensation covered by the Company's pension plan consists solely of base salary, exclusive of bonuses, overtime and other forms of special pay. For each of R. Richard Mueller, Molly P. Sanders and Stephen B. Slade, their compensation for purposes of calculation of benefits under the Company's pension plan is as listed in column (c) of the Summary Compensation Table on page 9. The estimated credited years of service for those individuals is as follows:

                                      NAME                     YEARS OF SERVICE
                  -------------------------------------------------------------
                  R. Richard Mueller...........................         3
                  Molly P. Sanders.............................         6
                  Stephen B. Slade.............................         6

     The benefits listed in the pension plan table are not subject to any deduction for Social Security or other offset amounts.

     On June 1, 1988 Messrs. Roberts and Smith entered into amended and restated employment contracts with the Company. Each such contract was further amended as of January 15, 1990 and March 29, 1994. The term of each such contract expires, subject to extension or prior termination, on May 31, 1995. Each such contract provides that if the Company, within three months of May 31, 1995, fails to attempt in good faith to negotiate a new employment agreement with each such employee, such employee shall have the right to extend his period of employment to May 31, 1996. Messrs. Smith and Roberts receive compensation under their respective employment contracts in the form of salaries and cash incentive awards. The contracts provide Messrs. Smith and Roberts with annual cash incentive awards upon satisfaction of performance criteria established by the Board. The amount of such awards is to be fixed by the Board but is not to exceed eighty percent of the recipient's annual base salary.

     The employment contracts of Messrs. Roberts and Smith provide them each with $1,000,000 life insurance for the benefit of a designated beneficiary. The employment contracts of Messrs. Roberts and Smith each provide coverage under the Company's supplemental uninsured medical reimbursement plan coverage for expenses, not to exceed $5,000 per annum, and disability insurance for the benefit of each individual in the amount of 60% of his respective base salary, but not to exceed $15,000 per month.

     The employment contracts of Messrs. Roberts and Smith provide for severance pay in the event of termination, other than for cause, in an amount equal to the terminated executive's annual base salary for a period through the date which is five years after the May 31 preceding such a termination.

     In addition, Messrs. Roberts and Smith are entitled to receive severance pay pursuant to severance compensation agreements that each such individual entered into with the Company, effective as of February 15, 1989. The severance compensation agreements provide that if such individual's employment is terminated within six months following a change of control of the Company, the individual shall be entitled to receive compensation in an amount equal to 2.99 times the individual's average annualized compensation, over the most recent five years preceding the year in which the change of control occurred. The severance compensation agreements further provide for the payment of any amounts forfeited under any employee pension benefit plan, as a result of the termination, and for the payment of other employee welfare benefits.

     The employment contracts of Messrs. Roberts and Smith provide for retirement benefits. Each of Messrs. Roberts or Smith may elect to retire after his attainment of age 62, and is entitled to receive a monthly retirement benefit equal to 65 percent of his "Final Average Compensation." "Final Average Compensation" means the average monthly amount of the individual Base Salary plus incentive compensation awards for the 60 consecutive months of the Period of Employment which produces the highest average amount. Final Average Compensation includes amounts deferred by the individual but does not include any amount paid or payable, or realized or realizable, under stock option, pension, profit sharing or similar plans, fringe benefits or reimbursement of expenses. The payment of the monthly retirement benefit to each of Messrs. Roberts and Smith is to commence immediately upon retirement and continue for the remainder of his life, and after his death the Company is required to pay the same monthly retirement benefit to his wife, if she survives him, which is to commence immediately upon the individual's death and to continue for the remainder of her life.

     Each of Messrs. Roberts and Smith may also elect to retire after his attainment of age 55. If Mr. Roberts or Smith so elects, the Company must make the same payments and provide the same benefits as would have been the case if Mr. Roberts or Smith had continued in the employment of the Company until his attainment of age 62 at the same Final Average Compensation, provided that the amount of monthly retirement benefit is to be reduced by a factor of 1/35 ( 1/30 for Mr. Roberts) for each full or fractional period of 12 months by which the individual's actual retirement date precedes his 62nd birthday and is to be reduced further by a factor of 3 percent for each of the first 2 and 5 percent for each additional 12 month period by which the retirement date precedes the individual's 62nd birthday.

                                                        APPROXIMATE      APPROXIMATE
                                                           ANNUAL           ANNUAL
                                                        BENEFIT UPON     BENEFIT UPON
                                                         RETIREMENT       RETIREMENT
                                                        AT AGE 62(2)     AT AGE 55(2)
                                                        ------------     ------------
               Roberts(1)...........................       209,000          111,000
               Smith(1).............................       177,000           98,000

- ------------

(1) Based on average annual compensation of Messrs. Roberts and Smith for the 60 months prior to retirement of $342,000 and $303,000, respectively.

(2) Retirement benefits shown in the table above reflect reductions for certain benefits to be received from Social Security and previous employers.

     In the event Messrs. Roberts' or Smith's employment with the Company terminates due to a Without Cause Termination or Constructive Discharge or expiration of the Period of Employment (as defined in his respective Employment Agreement) and he is not entitled to any of the retirement payments described above, the Company must make the same payments as would have been the case if the individual had been entitled to payments thereunder, assuming, if he had not attained age 55 at termination, that he had continued in the employment of the Company until his attainment of age 55 and then retired at the same Final Average Compensation as is determined at termination, except that, in such event, the reduction by a factor of 1/35 ( 1/30 in the case of Mr. Roberts) shall take into account the entire period between the individual's 62nd birthday and the actual date the Period of Employment terminates.

     In the event of the death of either of Messrs. Roberts or Smith before becoming entitled to payments under the foregoing retirement provisions, the Company shall pay his wife, if she survives him, the same monthly benefit that would have been paid to her if the individual's employment had terminated due to a Without Cause Termination (as defined in the Employment Agreements) immediately before the date of death.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual retainer of $7,500, payable in equal semi-annual installments in advance, and receive $3,000 per Board meeting attended. Any outside director who acts as Chairman of any of the standing Board Committees receives an annual fee of $2,000 per chairmanship, payable annually in advance. Outside directors who serve on any of the standing Board Committees other than as Chairman receive an annual fee of $1,500 per committee, payable annually in advance. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings. In addition, to the extent any Board Committee meets on a date other than the date of a Board meeting, each committee member attending such a meeting receives an attendance fee of $1,000.

                        REPORT OF COMPENSATION COMMITTEE
                                TO SHAREHOLDERS

     NOTE: The Report of the Compensation Committee and the Performance Graph on page 15 shall not be deemed to be incorporated by reference, in whole or in part, by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

     Re Capital's compensation programs are intended to reinforce its philosophy that executive compensation should be strongly related to the value created for shareholders and to the achievement of the Company's strategic objectives. The Committee is aware that the "product" the Company sells in the reinsurance business is fundamentally "a promise to pay," whose cornerstone is nothing more and nothing less than its willingness and ability to honor long-term commitments. The Committee believes that such ends are best promoted by attracting, and equally importantly by retaining, a team of well-qualified executives able to provide both the talent and the continuity necessary to attain them. The Company's short and long-term compensation plans have been structured to accomplish this purpose.

     Since its entry into the reinsurance business in 1986, Re Capital has based executive compensation on three components:

     BASE SALARY. In determining base salaries for the CEO and the executive officers of Re Capital, the Committee takes into account salaries at other reinsurance companies for comparable positions. The Committee also considers the contribution of the CEO and the executive officers to the Company's performance. Executive officer salaries are reviewed annually by the Committee. In comparing Re Capital's salaries with those of executive officers at other reinsurance companies, the Committee uses the findings of an annual survey of reinsurance industry compensation practices as a benchmark from which individual salary increases are measured. The survey is conducted by an independent consulting firm and for 1993 included data from 38 domestic reinsurers, of whom approximately one-quarter are publicly traded.

     The base salary for James E. Roberts, President and Chief Executive Officer, was increased by $20,000 or 7.3% during 1993. This amount represented an annual merit increase and was commensurate with median annual increases for other Chief Executive Officers participating in the aforementioned survey. Mr. Roberts' 1993 salary places him at the 50th percentile of CEOs of companies participating in the survey.

     ANNUAL INCENTIVE COMPENSATION. The Committee each year establishes an annual cash incentive program to provide for cash bonuses to officers of Re Capital. The Committee, in approximately March of each year, establishes a formula applicable to that year for determination of such bonuses.

     For 1993, the determination of annual incentive awards for executives and other officers of Re Capital was based on a formula which measured three areas of performance -- earnings per share, absolute combined ratio and combined ratio relative to industry averages. The formula also permitted the Board of Directors to determine a portion of annual awards on the basis of its overall assessment of the Company's performance, without regard to numerical results.

     The 1993 component of the plan based on earnings per share provided the most explicit link between the payment of annual incentives and the creation of shareholder values. For 1993, no portion of the annual incentive award attributable to this factor was to be paid for primary earnings per share equal to or below $1.45 per share. Therefore, for 1993, no officer cash incentive awards were granted on the basis of this factor.

     The fact that two elements of the 1993 plan were based on Re Cap's statutory combined ratio underscores the importance that the Committee places on underwriting results. The Committee holds as a central value the belief that the long-term success of a reinsurer is measured by its commitment to, and consistent ability to attain, underwriting profitability.

     As a direct outgrowth of this belief, one of the two combined ratio components of the 1993 plan had the most basic standard of measurement. If Re Cap achieved underwriting profitability (as denoted by a combined ratio below 100%), the portion of the Annual Incentive Award attributable to this factor would be fully paid. If underwriting profitability was not attained, no award would be made under this portion of the plan. Therefore, for 1993, no officer cash incentive awards were granted on the basis of this factor.

     The other element of the 1993 plan dealing with combined ratio measured the performance of Re Cap relative to its reinsurance industry peers. This peer group is defined to include all property and casualty reinsurance companies utilizing the intermediary distribution system which report results to the Reinsurance Association of America. In 1993, this peer group included 51 companies. To reinforce the goal of achieving consistently superior underwriting results, awards under this component were determined by the amount by which Re Cap outperforms industry average ratios. No awards were to be made under this section for performance which failed to surpass industry averages. For 1993, Re Cap's combined ratio of 106.9% was 3.6 points better than the 1993 average combined ratio for its reinsurance industry peers of 110.5%; as a result, approximately 90% of the target component of officer cash awards based on this factor was paid for 1993.

     The final component of the 1993 award which was paid was based on the Committee's overall assessment of the Company's performance. For 1993, the Committee awarded the officers in the aggregate an additional $148,000 under this component.

     For 1993, the Chief Executive Officer was awarded a cash bonus of $53,000. In addition to the portion of the award attributable to the relative combined ratio ($32,000), the Committee included an additional cash bonus of $21,000 on the basis of its overall assessment of the Company's performance and Mr. Roberts' contribution thereto, without regard to numerical factors. As a result of this cash incentive award for 1993, combined with his salary for 1993, Mr. Roberts' total cash compensation increased over 1992 by $1,500, or 0.4%.

     LONG-TERM INCENTIVE COMPENSATION. In 1987, the Company adopted a Long-Term Incentive Plan through which it provided annual grants of stock incentives to senior executives and other eligible officers. Stock options have been granted at the then current market prices and have value only if the Company's share price increases. Recent grants have vested evenly over four years. The number of stock options granted to executive officers who did not have employment agreements with the Company which specify the number of options to be granted were determined as a percentage of salary based on the position held by the officer, with higher ranking officers receiving stock options calculated on the basis of a higher percentage of base salary.

     Although the award of stock options is widely regarded as an effective method of encouraging executives to build shareholder value, the Committee wished to establish an even stronger and more explicit link between the returns received by, and the value created for, shareholders and the frequency and amount of long-term executive compensation. Consequently, in 1993 the Company adopted and the shareholders approved a Restricted Stock Incentive Compensation Plan.

     This plan grants restricted shares of Re Capital stock to eligible executives, to be distributed prior to the tenth anniversary of the grant only upon the attainment of pre-selected targets representing an average of (a) dividend-adjusted book value per share, and (b) the average closing prices for Re Capital shares during any 60 day period. The Committee believes that the linkage of awards under this plan to targets based on book value per share and the actual share price of its stock affords executives maximum incentives to plan and manage not only for the creation but also the realization of shareholder value.

     Further, because new awards under this plan are to be made only after the original award has vested, performance determines not only the value of awards, but their frequency as well. The Committee believes that this feature of the plan provides a degree of leverage absent from conventional option plans. On the one hand, the consistent achievement of performance targets results in a more rapid vesting of more valuable awards. On the other hand, failure to achieve target goals reduces the present value of the current award, while delaying future awards under the plan. During 1993, Mr. Roberts received 25,000 restricted shares of Re Capital Common Stock under the Plan.

                                          COMPENSATION COMMITTEE

                                          Maurice W. Slayton, Chairman
                                          Donald E. Chisholm, Dennis E.
                                          Hoffmann, Members

                         STOCK PRICE PERFORMANCE GRAPH

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                   RE CAPITAL CORP., RUSSELL 2000, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/93)

      MEASUREMENT PERIOD          RE CAPITAL
    (FISCAL YEAR COVERED)         CORPORATION    RUSSELL 2000     PEER GROUP
1988                                    100.00          100.00          100.00
1989                                    156.16          116.24          160.71
1990                                    141.10           93.57          171.69
1991                                    159.10          136.66          195.06
1992                                    185.68          161.81          228.09
1993                                    151.92          192.41          211.64

*Cumulative total return assumes reinvestment of dividends.

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Re Capital Corporation common stock, Russell 2000 and Peer Group.

     For purposes of the performance graph, the Company has elected to assemble its own peer group. At present, there is no nationally recognized index for property and casualty reinsurance stocks. The Company's peer group includes the following publicly traded reinsurance companies: General Re Corp., NAC Re Corp., Phoenix Re Corp., Piedmont Management Co., SCOR US Corp. and Trenwick Group, Inc. The Company believes that this peer group includes all property and casualty reinsurance companies operating as public companies during the entire period January 1, 1989 through December 31, 1993.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accountants selected by the Board for the Company's fiscal year ending December 31, 1994 are Ernst & Young. Ernst & Young served in that capacity for the fiscal year ended December 31, 1993. A representative of that firm is expected to be present at the Annual Meeting of the Company. The representative will be given an opportunity to make a statement to the shareholders if he or she desires to do so, and he or she is expected to be available to respond to appropriate questions from shareholders of the Company.

     THE BOARD AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 3

                      ALL OTHER MATTERS WHICH MAY PROPERLY
                            COME BEFORE THIS MEETING

     As of the date of this Proxy Statement, management of the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may properly come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                 OTHER MATTERS

COPIES OF FORM 10-K ANNUAL REPORT

     The Company will furnish, without charge, a copy of its most recent annual report on Form 10-K to the Securities and Exchange Commission to each person solicited hereunder who mails a written request therefor to Conor D. Reilly, Secretary, c/o Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166-0193. The Company will also furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to such annual report on Form 10-K.

SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposals of shareholders intended to be presented for inclusion in the Company's Proxy Statement and form of Proxy for the next Annual Meeting scheduled to be held in 1995 must be received in writing by the Secretary of the Company, Conor D. Reilly, c/o Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166-0193 not later than December 31, 1994, in order for such proposal to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 1995 Annual Meeting.

     Shareholders are urged to complete, sign and date the accompanying proxy and return it in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                              By order of the Board of
                                              Directors,

                                                   CONOR D. REILLY
                                                      Secretary

Stamford, Connecticut
April 8, 1994

     Again, we call your attention to the enclosed Proxy. We would appreciate it very much if you would VOTE, DATE, SIGN AND RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

                             RE CAPITAL CORPORATION
      TWO STAMFORD PLAZA, P.O. BOX 10148, STAMFORD, CONNECTICUT 06904-2148

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 1994
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Re Capital Corporation does hereby constitute and appoint James E. Roberts and Conor D. Reilly, or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, for and in the name, place and stead of the undersigned to appear and vote all of the shares of stock of Re Capital Corporation standing in the name of the undersigned, according to the number of votes upon such shares of stock to which the undersigned would be entitled if personally present, at the Annual Meeting of Stockholders of Re Capital Corporation to be held at The Landmark Club, One Landmark Square, Stamford, Connecticut on May 18, 1994 at 10:00 A.M. Eastern Daylight Savings Time, and at any and all adjournments thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

 NOTE: YOU ARE REQUESTED TO SIGN AND DATE THIS PROXY AND MAIL IT PROMPTLY IN
                             THE ENCLOSED ENVELOPE
                          (WHICH REQUIRES NO POSTAGE).

                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY



THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED. IF NO DIRECTION IS GIVEN, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSAL NOS. 2 AND 3 AND FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1. ELECTION OF DIRECTORS REQUIRES A PLURALITY OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. PROPOSAL NOS. 2 AND 3 REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING.

/ X /   PLEASE MARK YOUR VOTES AS THIS

- ----------------------------------------------
         COMMON



THE BOARD OF DIRECTORS RECOMMENDS A VOTE
       FOR PROPOSALS 1 THROUGH 3.
                                                                                       WITHHOLD
                                                                                       AUTHORITY
                                                                         FOR all       to vote for
                                                                         nominees      all nominees
 I.  ELECTION OF DIRECTORS:  George G. D'Amato, Jr.,                     /    /        /   /
 James E. Roberts, Richard R. West (three year terms)
 and Jean R. Perrette (two year term).

 INSTRUCTION:  To withhold authority to vote for any
 individual nominee, write that nominee's name in the
 space provided below.
- --------------------------------------------------------------------





                                                               FOR      AGAINST     ABSTAIN
 2.  Ratification of Independent Public Accountants for the    /   /    /    /      /    /
 fiscal year ending December 31, 1994.

 3.  Other Matters:  In their discretion, to take such         /   /    /    /      /    /
 other action and to vote upon such other business as may
 properly come before the meeting or any adjournments
 thereof.

 The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report of the Company to the Stockholders for 1993, previously sent to the undersigned.


WITNESS my hand this ____ day of ____________, 1994.

                                                 (L.S)
- --------------------------------------------------
             (Signature of Shareholder)
                                                 (L.S)
- --------------------------------------------------


PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN THE STOCK HAS BEEN ISSUED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN.